As filed with the Securities and Exchange Commission on April 26, 2022
Registration No. 333-245055
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-2183967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
221 Main Street, Suite 1550
San Francisco, California 94105
(415) 489-4940
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Daniel D. Springer
Chief Executive Officer
DocuSign, Inc.
221 Main Street, Suite 1550
San Francisco, California 94105
(415) 489-4940
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Trâm Phi, Esq. Senior Vice President and General Counsel DocuSign, Inc. 221 Main Street, Suite 1550 San Francisco, California 94105 (415) 489-4940	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public:
Not Applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Commission File No. 333-245055), originally filed by DocuSign, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”) on August 12, 2020 (the “Registration Statement”), registering 247,030 shares of the Registrant’s common stock for resale, from time to time, by the selling stockholders named in the Registration Statement and by such selling stockholders’ permitted transferees. The Registration Statement became effective immediately upon filing with the SEC pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”).
The Registrant has no further obligation to maintain effectiveness of the Registration Statement, and the Registrant wishes to discontinue the effectiveness of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement in accordance with Rules 477 and 478 under the Securities Act. As a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 26, 2022.

DOCUSIGN, INC.

By:	/s/ Daniel D. Springer
	Name:	Daniel D. Springer
	Title:	President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.